UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2002 (December 19, 2002)

GENERAL DYNAMICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3671	13-1673581

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Falls Church, Virginia	22042-4523

(Address of principal executive offices)	(Zip Code)

(703) 876-3000 (Registrant’s telephone number, including area code)

Item 5. Other Events

     General Dynamics has entered into a definitive agreement to acquire General Motors Defense, a business unit of General Motors Corporation, for $1.1 billion in cash. The transaction, which has been approved by the boards of directors of both companies, is subject to normal regulatory approval. It is expected to close by the end of the first quarter of 2003.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.1 –	Press Release dated December 19, 2002, “General Dynamics to Acquire
GM Defense for $1.1 Billion”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by /s/ John W. Schwartz John W. Schwartz Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: December 19, 2002